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                                                                Exhibit 99.1

                                                                News Release

FOR IMMEDIATE RELEASE
ST. LOUIS, MISSOURI
March 22, 2005

               ANGELICA ACQUIRES ROYAL INSTITUTIONAL SERVICES

          LARGEST HEALTHCARE LINEN SERVICE PROVIDER IN NEW ENGLAND

ST. LOUIS, Missouri (March 22, 2005) -- Angelica Corporation (NYSE: AGL), announced today that it has acquired Royal Institutional Services, Inc. and its affiliate The Surgi-Pack Corporation (together "Royal"). Terms of the transaction were not disclosed.

Royal is the largest healthcare linen services company in New England, providing full linen management services to the healthcare industry with annual revenues of approximately $45 million. Royal provides its healthcare services out of two Massachusetts facilities, in Somerville and Worcester. Combined with Angelica's existing Pawtucket, RI and Ballston Spa, NY facilities, the acquisition will more than triple Angelica's presence in the New England region. Morgan Joseph & Company advised Angelica on this transaction.

Steve O'Hara, Angelica's President and CEO commented, "We are delighted to welcome the Royal customers and associates to the Angelica family. Royal has done an excellent job providing unsurpassed service to the New England healthcare community and we look forward to continue that tradition. We are pleased that the Royal owners - Mark Johnson, Mark Liebovitz and Shawn Ryan
- have agreed to assist Angelica in executing a smooth transition for Royal's customers and employees."

Mr. O'Hara continued, "The acquisition is consistent with our stated growth strategy in the healthcare market. Furthermore, Royal meets our previously disclosed acquisition criteria for an EBITDA multiple, return on net assets and accretion, although it was slightly below our targeted 15% internal rate of return criteria. As with our other transactions, we expect modest accretion in the first year due to transitional costs and more significant accretion in the second year. The purchase price was financed from Angelica's existing line of credit."

Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com.

Forward-Looking Statements
--------------------------

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.

For additional information contact:

CONTACT:
JIM SHAFFER
CHIEF FINANCIAL OFFICER
COLLEEN HEGARTY
DIRECTOR OF INVESTOR RELATIONS          JOHN MILLS
ANGELICA CORPORATION                    INTEGRATED CORPORATE RELATIONS, INC.
TELE: (314) 854-3800                    (310) 395-2215

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